Exhibit 99.1

Inhaled Liposomal Ciprofloxacin In Patients With Bronchiectasis And Chronic Pseudomonas Aeruginosa Infection: Results From Two Parallel Phase III Trials (ORBIT-3 and ORBIT-4)

C. Haworth1, A. Wanner2, J. Froehlich3, T. O’Neal3, A. Davis4, I. Gonda3, A. O’Donnell5

1Papworth Hospital NHS Foundation Trust - Cambridge/GB, 2University of Miami School of Medicine - Miami, FL/US, 3Aradigm Corporation - Hayward, CA/US, 4Grifols - Research Triangle Park, NC/US, 5Georgetown University - Washington, DC/US

Background

Chronic airway infection with Pseudomonas aeruginosa (PA) in patients with non-cystic fibrosis bronchiectasis (NCFBE) is associated with more frequent pulmonary exacerbations (PEs), hospital admissions, reduced quality of life and higher mortality than in patients without PA infection. ARD-3150 is an inhaled antibiotic containing liposome-encapsulated ciprofloxacin 150mg/3mL and free ciprofloxacin 60mg/3mL which resulted in compelling microbiological and clinical outcomes in a Phase II study (ORBIT-2) of NCFBE patients with chronic PA infection.

Objectives

To evaluate the efficacy and safety of once daily ARD-3150 in 2 identical multi-national, randomized, double blind, placebo-controlled clinical trials (ORBIT-4, NCT02104245; ORBIT-3, NCT01515007).

Methods

582 patients with NCFBE, chronic infection with PA, and ≥2 PEs requiring treatment with antibiotics in the preceding year were enrolled in ORBIT-4 (n=304) and ORBIT-3 (n=278). Nebulized ARD-3150 or placebo were administered once daily for six cycles of 28 days on treatment, separated by 28 days off treatment, for a total of 48 weeks. The key efficacy endpoints were the time to first protocol defined PE and the frequency of all and severe PEs (defined as requiring treatment with intravenous antibiotics and / or hospitalization).

Results

In both, ORBIT-4 and ORBIT-3 treatment with ARD-3150 compared to placebo was associated with an increase of >2 months in the median time to first PE. In ORBIT-4 this result was statistically significant in the log rank test with stratification for sex and prior PEs, while in ORBIT-3 it was not. ORBIT-4 also showed a statistically significant reduction in the frequency of all protocol defined PEs (regardless of whether antibiotic treatment was given) and all severe PEs compared to placebo. In ORBIT-3 the frequency of all and severe PEs was not statistically significantly reduced. Pooled analyses for PEs that required treatment with antibiotics resulted in statistically significant results for the prolongation of the median time to first PE of > 3 months and the reduction of the frequency of all and severe PEs. Pulmonary function tests (FEV1, FVC or DLCO) were not different between the ARD-3150 and placebo groups in each study. The rates of treatment-emergent adverse events (TEAEs) and serious TEAEs were also similar in both treatment groups.

Conclusion

In ORBIT-4, cyclical treatment with ARD-3150 resulted in statistically significant prolongation of the time to first PE and reductions in the annual frequency of all and severe PEs in patients with NCFBE and chronic lung infections with PA. ORBIT-3 did not show significant results for the key PE endpoints. The safety profile between ARD-3150 and placebo was similar.

Microbiological Results From Two Parallel, Randomized, Double-Blind, Placebo-Controlled Phase III Trials (ORBIT-4 and ORBIT-3) Of The Inhaled Antibiotic ARD-3150 In Patients With Non-Cystic Fibrosis Bronchiectasis And Chronic Pseudomonas aeruginosa Infection

Juergen Froehlich1, Janice Dahms1, David Cipolla1, Donald VanDevanter2 and Igor Gonda1

1Aradigm Corporation - Hayward, CA/US, 2Case Western Reserve University School of Medicine, Cleveland, OH/USA

Background

In a Phase II study (ORBIT-2), once-daily inhaled ARD-3150 (liposome-encapsulated ciprofloxacin 150mg/3mL and free ciprofloxacin 60mg/3mL) showed promising clinical and microbiological responses, achieving the primary outcome of significant reduction in sputum P aeruginosa (PA) bacterial density in patients with non-cystic fibrosis bronchiectasis (NCFBE) and chronic PA infection. In the 2 identical, multi-national, randomized, double blind, placebo-controlled, phase 3 trials ( ORBIT-4, NCT02104245; ORBIT-3, NCT01515007) of ARD-3150 in patients with NCFBE, reduction in sputum PA bacterial density and ciprofloxacin susceptibility were key secondary endpoints. We report these microbiologic results from both trials.

Methods

Patients with NCFBE, chronic infection with PA, and ≥2 pulmonary exacerbations (PEs) requiring treatment with antibiotics in the preceding year, were enrolled in either ORBIT-4 (n=304) or ORBIT-3 (n=278). Nebulized ARD-3150 or placebo was administered once-daily for six cycles of 28 days on treatment, separated by 28 days off treatment for a total of 48 weeks. In addition to the efficacy endpoints related to protocol-defined PEs, microbiological endpoints included reduction in colony forming units (CFU) in sputum PA density (log10 CFU/g) and ciprofloxacin minimum inhibitory concentration (MIC) changes from baseline. Individual log changes were analyzed using a general linear model procedure with treatment as factor and stratification factors of sex and previous number of PE as covariates.

Results

ARD-3150 significantly reduced mean (±SE) sputum PA density more than placebo on day 28 of the first dosing period by -1.80± 0.37 log10 and -1.87±0.38 CFU/g in ORBIT-4 and ORBIT-3, respectively (p<0.0001 for both). With the exception of cycle 3 in ORBIT-3, significant reductions in sputum PA density compared with baseline (p<0.05) were observed at the end of every on-treatment period throughout both trials demonstrating a persistent antipseudomonal effect with ARD-3150, but not with placebo. PA density increased returning to near baseline values during the off-treatment periods. Reductions in PA sputum density with ARD-3150 occurred regardless of susceptibility of PA isolates to ciprofloxacin at baseline or when PA isolates became more resistant (MIC>4 mcg/mL) on treatment. There was a greater tendency for increasing ciprofloxacin MICs with ARD-3150 vs placebo during the on-treatment periods, and this increase subsided during the off-treatment periods. A small number of patients exhibited the emergence of PA strains with ciprofloxacin MIC ≥64 mcg/mL; however, these were often transient.

Conclusion

Cyclical treatment with once-daily inhaled ARD-3150 was associated with a significant reduction in sputum PA density, without attenuation of antibiotic activity, during each treatment cycle over the 48-week trial.

Inhaled Liposomal Ciprofloxacin In Patients With Non-Cystic Fibrosis Bronchiectasis (NCFBE) And Chronic Pseudomonas Aeruginosa Infection: Pharmacokinetics Of Once-Daily Inhaled ARD-3150

Juergen Froehlich1, David Cipolla1, Anthony De Soyza2, Glynn Morrish3, Igor Gonda1

1Aradigm Corporation - Hayward, CA/US, 2Newcastle University and Freeman Hospital Adult bronchiectasis service – Newcastle/UK, 3Clinical Network Services, Toowong, QLD/Australia

Background

ARD-3150 is a combination of free (60mg/3mL) and liposome-encapsulated ciprofloxacin (150mg/3mL), providing immediate and slow release of ciprofloxacin to the respiratory tract and allowing once daily inhalation. In the double blind ORBIT-3 trial ARD-3150 was investigated in NCFBE patients with chronic lung infections with Pseudomonas aeruginosa (PA) (NCT01515007). Treatment with ARD-3150 or placebo consisted of 6 cycles of 28 days on/28 days off treatment, followed by a 28 day open label extension with once-daily ARD-3150 that included a PK sub-study.

Methods

Patients with NCFBE, documented chronic infection with PA, and ≥2 pulmonary exacerbations (PEs) requiring treatment with antibiotics in the preceding year, were enrolled (n=278) in ORBIT-3. In the open label extension, nebulized ARD-3150 was administered once-daily for 28 days with intensive PK sampling in 16 patients. In these, blood was collected pre-dose on Day 7, and at 15 min, 30 min, 1 h, 1.5 h, 2 h, 3 h, 4 h, 6 h and 8 h post-dose. Sputum samples were collected pre-dose on Day 7, and 15-30 min, 1-1.5 h, 2-2.5 h, 3-3.5 h, 4-4.5 h, 6-6.5 h, and 8-8.5 h post-dose. If possible, 12-hour samples of sputum and plasma were collected at the study site or at the subject’s home. Additionally, sputum and blood samples were collected pre-dose and 2 hours post-dose on Days 8 and 28. Plasma and sputum ciprofloxacin PK parameters were determined using non-compartmental analysis methods. Accumulation of ciprofloxacin in plasma and sputum was evaluated by the ratio of Day 8 and Day 28 pre-dose and 2-hour post-dose concentrations.

Results

There were 223 plasma and 205 sputum concentrations available for ciprofloxacin analysis. After inhalation of ARD-3150, there was an early peak of free ciprofloxacin both in sputum (median Tmax=0.8 h)

and plasma (median Tmax=1.4 h), followed by slow elimination. This profile represents the combined effect of immediate availability of free ciprofloxacin and slow release of the liposome-encapsulated ciprofloxacin from ARD-3150. Median sputum ciprofloxacin PK parameters were: Cmax = 1,530, mcg/g; Cmin = 70.25 mcg/g; and AUC0-24 = 11,570 (h*mcg/g). Median plasma ciprofloxacin PK parameters were: Cmax=180.0 ng/mL; Cmin=26.0 ng/mL; AUC0-24 = 1481 (h*ng/mL); and t1/2=9.3 h. Median sputum Cmax was 8,500 times greater than plasma Cmax. There was no systematic trend of further increasing sputum ciprofloxacin concentrations from day 8 to day 28, indicating that high steady state levels were sustained.

Conclusions

Treatment with once-daily inhaled ARD-3150 is associated with high sputum ciprofloxacin concentrations throughout the 24 h dosing interval that are several orders of magnitude higher than plasma concentrations, are achieved early after initiation of treatment and remain above the minimum inhibitory concentration of typical PA strains during the 28-day on-treatment period. Systemic ciprofloxacin concentrations in plasma are at least an order of magnitude lower than plasma concentrations reported in the literature achieved with commonly used therapeutic doses of intravenously or orally administered ciprofloxacin.